UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 23, 2013

The Navigators Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15886	13-3138397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 International Drive, Rye Brook, New York		10573
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (914) 934-8999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As of March 27, 2013, the Company’s record date for the Annual Meeting, there were a total of 14,128,529 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 13,329,230 shares of common stock, or approximately 94.3% of the shares outstanding and entitled to vote, were represented in person or by proxy and, therefore, a quorum was present.

Set forth below are the final voting results for each proposal submitted to a vote of the shareholders.

1.	The following nominees for directors were elected to hold office until the 2014 annual meeting of shareholders or until their respective successors have been duly elected and qualified. The number of votes for, against, and abstained and all shares as to which brokers indicated that they did not have the authority to vote (“Broker Non-Votes”) with respect to each director were as follows:

Nominee	For	Withheld	Broker Non-Votes
Saul L. Basch	12,858,754	150,219	320,257
H. J. Mervyn Blakeney	12,722,664	286,309	320,257
Terence N. Deeks	12,840,566	168,407	320,257
Stanley A. Galanski	12,857,616	151,359	320,257
Geoffrey E. Johnson	12,858,754	150,219	320,257
John F. Kirby	12,722,664	286,309	320,257
Robert V. Mendelsohn	12,855,668	153,305	320,257
David M. Platter	12,858,754	150,219	320,257
Janice C. Tomlinson	12,725,551	283,422	320,257
Marc M. Tract	12,149,296	859,677	320,257

2.	The advisory resolution on executive compensation was approved. The number of votes for, against, and abstained and all Broker Non-Votes with respect to this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
12,752,015	255,243	1,715	320,257

3.	The proposal to approve The Navigators Group, Inc. Second Amended and Restated 2005 Stock Incentive Plan was approved. The number of votes for, against and abstained, and all Broker Non-Votes with respect to this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
11,462,221	1,212,179	334,573	320,257

4.	The proposal to approve The Navigators Group, Inc. Second Amended and Restated 2005 Stock Incentive Plan was approved. The number of votes for, against and abstained, and all Broker Non-Votes with respect to this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
12,943,869	1,580	63,524	320,257

5.	The proposal to ratify the appointment of KPMG LP as the independent auditors of the Company for fiscal year end December 31, 2012 was approved. The number of votes for, against, and abstained and all Broker Non-Votes with respect to this proposal were as follows:

For	Against	Abstain
13,195,513	132,027	1,690

Item 8.01.	Other Events.

As previously announced by the Company, on May 23, 2013, Robert V. Mendelsohn was selected to succeed Terence N. Deeks as Chairman of the Board. Mr. Deeks, 73, the Company’s Founder, has retired from his role as Chairman but will continue to serve as a Director on the Board. Mr. Deeks had served as the Company’s Chairman since the Company’s formation in 1982. Mr. Mendelsohn has served on the Board of Directors since 2010.

The Board has adopted a description of the position of Independent Chairman of the Board, which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Independent Chairman of the Board Position Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC.

By:	/s/ Bruce J. Byrnes
	Name:	Bruce J. Byrnes
	Title:	Senior Vice President, General Counsel and Secretary

Date: May 24, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Independent Chairman of the Board Position Description